Exhibit 99.1

ARQULE, INC.
2015 Annual Meeting
Report of Matters Voted Upon by Stockholders

1.           The 2015 Annual Meeting of Stockholders of the Registrant (the “Annual Meeting”) of ArQule, Inc., a Delaware corporation (the “Company”) was held on May 11, 2015 at the Hyatt House Boston/Burlington, 2 Van de Graaff Drive, Burlington, Massachusetts commencing at 2:00 p.m. pursuant to notice properly given.

2.           At the close of business on March 27, 2015, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 62,819,191 shares of common stock, $0.01 par value.  Each of the outstanding shares was entitled to one vote on the matters before the Annual Meeting.

3.           At the Annual Meeting 55,145,919 shares of the Registrant’s issued and outstanding common stock, were represented in person or by proxy, constituting a quorum.

4.           At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his name, constituting a plurality of the votes cast, and was duly elected as a director of the Registrant:

Name of Nominee	Votes For	Withheld Authority
Timothy C. Barabe	38,910,293	896,084
Paolo Pucci	38,909,070	897,307

Broker Non-votes:  15,339,542 shares

5.           The following table sets forth the tally of the votes cast on the proposal to ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2015.

Votes For	Votes Against	Votes Abstaining
55,021,277	35,748	88,894

Broker Non-votes:  0 shares

6.           The following table sets forth the tally of the votes cast on the proposal to approve, by non-binding vote, the compensation of our named executive officers.

Votes For	Votes Against	Votes Abstaining
38,606,146	344,638	855,593

Broker Non-votes:  15,339,542 shares